Exhibit 99.1

Teradyne Announces Fourth Quarter and Fiscal Year Results

NORTH READING, Mass.—(BUSINESS WIRE)—January 23, 2008—Teradyne, Inc. reported sales of $260.4 million for the fourth quarter of 2007. Net income in the fourth quarter was $16.7 million, or $0.10 per diluted share. Income from continuing operations was $17.2 million, or $0.10 per diluted share on a GAAP basis and $16.3 million, or $0.09 per diluted share on a non-GAAP basis. Bookings for the fourth quarter were $282 million.

For fiscal year 2007, sales were $1.1 billion. Net income for the year was $77.7 million, or $0.42 per diluted share. Income from continuing operations for the year was $71.9 million, or $0.39 per diluted share on a GAAP basis and $83.2 million, or $0.45 per diluted share on a non-GAAP basis. Bookings for the year were $1.1 billion.

“Customers remained cautious in their System On Chip (SOC) test purchases throughout this past quarter,” said Michael Bradley, Teradyne president and CEO. “But the interest in our pipeline of new products is gathering momentum as we enter 2008. Upon completing the acquisition of Nextest Systems Corporation, we expect that the Magnum™ product will provide a solid growth engine in the flash memory test sector and will complement our strong SOC test business.”

Webcast

A webcast to discuss fourth quarter and fiscal year 2007 results, along with management’s business outlook and the status of the pending tender offer for Nextest Systems Corporation, will be held at 10 a.m. EST, Thursday, January 24, 2008. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. The webcast replay will be available on www.teradyne.com. In addition, a conference call replay will be available approximately two hours after the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 30479782. The replay will be available via phone and website through February 7, 2008.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside Teradyne’s ongoing operating results. Teradyne believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. A reconciliation of each GAAP to non-GAAP financial measure discussed in this press release is contained in the attached Exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2007, Teradyne had sales of $1.1 billion and currently employs about 3,600 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication. Except as otherwise required by law, Teradyne disclaims any intention or obligation to update any forward-looking statements as a result of development occurring after the date of this press release.

This release contains forward-looking statements regarding future business prospects and market conditions and the proposed acquisition of Nextest Systems Corporation. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne or Nextest operates; delays in new product introductions; lack of customer acceptance of new products; the parties’ ability to satisfy the tender offer and merger agreement conditions and consummate the transaction; Teradyne’s ability to successfully integrate Nextest’s operations with its existing operations; the ability to realize anticipated synergies and cost savings; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, Teradyne’s annual report on Form 10-K for the fiscal year ended December 31, 2006.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2007

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Year Ended:
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net Revenues	$260,416	$299,461	$258,684	$1,102,280	$1,356,249
Cost of Revenues (1)(2)	141,846	155,215	138,896	588,847	704,367

Gross Profit	118,570	144,246	119,788	513,433	651,882

Operating Expenses:
Engineering and Development (1)	50,420	52,245	48,243	204,344	202,436
Selling and Administrative (1)	62,199	62,870	68,223	250,841	283,012
In-process Research and Development (3)	—	—	—	16,700	—
Restructuring and Other, net (4)	(355)	(3,119)	773	(659)	(36,033)

Operating Expenses	112,264	111,996	117,239	471,226	449,415

Income from Operations	6,306	32,250	2,549	42,207	202,467
Interest Income	8,711	7,784	11,029	35,893	44,624
Interest Expense	(60)	(119)	(701)	(689)	(11,060)
Other Income (5)	—	—	—	1,832	—

Income from Continuing Operations Before Income Taxes	14,957	39,915	12,877	79,243	236,031
Income Tax (Benefit)/Provision	(2,196)	4,717	(5)	7,360	27,869

Income from Continuing Operations	17,153	35,198	12,882	71,883	208,162
Income/(Loss) from Discontinued Operations (6)	(449)	6,084	(2,013)	6,346	(5,636)
Income Tax Provision/(Benefit)	—	293	(5)	518	3,769

Income/(Loss) from Discontinued Operations	(449)	5,791	(2,008)	5,828	(9,405)

Net Income	$16,704	$40,989	$10,874	77,711	$198,757

Income per Common Share from Continuing Operations:
Basic	$0.10	$0.19	$0.07	$0.39	$1.07

Diluted (7)	$0.10	$0.19	$0.07	$0.39	$1.06

Net Income per Common Share:
Basic	$0.10	$0.22	$0.06	$0.42	$1.02

Diluted (7)	$0.10	$0.22	$0.06	$0.42	$1.01

Weighted Average Common Shares - Basic	173,498	183,566	189,093	184,020	194,729

Weighted Average Common Shares - Diluted (7)	173,829	185,298	190,341	185,374	204,414

Net Orders	$281,995	$273,332	$283,773	$1,107,855	$1,283,087

(1)	Includes the following amounts related to stock-based compensation:

	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Cost of Revenues	$728	$1,059	$1,124	$4,460	$4,467
Engineering and Development	$1,187	1,729	1,831	$7,278	7,287
Selling and Administrative	$1,914	2,789	2,956	11,736	11,755

	$3,829	$5,577	$5,911	$23,474	$23,509

(2)	For the quarter ended December 31, 2007 and the year ended December 31, 2007, cost of revenues included a credit of $0.6 million, and $1.1 million respectively, related to previously written off inventory in the Semiconductor Test Division. For the year ended December 31, 2006, cost of revenues included an inventory provision of $8.0 million for non-FLEX products in the Semiconductor Test Division.
(3)	In-process research and development charge from the acquisition of enabling test technology from MOSAID Technologies during the first quarter of 2007 for the Semiconductor Test Division.
(4)	Restructuring and Other, net consists of:

	Quarter Ended:			Year Ended:
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Employee severance	$519	$2,291	$1,552	$6,516	$4,190
Facility related	1,667	—	—	1,651	(821)
Gain on sale of real estate	—	(3,628)	(779)	(3,597)	(39,098)
Insurance gain from Taiwan fire	(2,544)	(1,782)	—	(4,326)	—
Gain on sale of product lines	—	—	—	(906)	(406)
Long-lived asset impairment	—	—	—	—	50
Other	3	—	—	3	52

	$(355)	$(3,119)	$773	$(659)	$(36,033)

(5)	Recognition of fair value of an asset related to an equity investment.
(6)	On August 1, 2007 Teradyne completed the sale of its Broadband Test Systems Division to Tollgrade Communications, Inc. for a gain of $6,282. The results for discontinued businesses have been included within discontinued operations for all periods presented.
(7)	Teradyne had convertible debentures that matured in the fourth quarter of 2006. Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurred when earnings were greater than $0.24 per share per quarter:

	Quarter Ended:			Year Ended:
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Shares included in diluted shares	—	—	—	—	8,545
Net interest expense added back to net income	$—	$—	$—	$—	$8,346

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2007	December 31, 2006
Assets
Cash and Cash Equivalents	$562,371	$568,025
Marketable Securities	75,593	47,766
Accounts Receivable	189,487	155,770
Inventories	80,313	92,813
Other Current Assets	37,169	21,527
Current Assets from Discontinued Operations (1)	—	3,509

	944,933	889,410
Net Property, Plant and Equipment	352,707	365,521
Long-term Marketable Securities	104,978	328,827
Goodwill	69,147	69,147
Intangible and Other Assets	37,127	35,819
Retirement Plans Assets	46,396	31,503
Long-term Assets from Discontinued Operations (1)	—	828

	$1,555,288	$1,721,055

Liabilities
Accounts Payable	57,426	39,918
Accrued Employees’ Compensation and Withholdings	71,691	87,811
Deferred Revenue and Customer Advances	41,928	44,053
Other Accrued Liabilities	47,002	47,023
Income Taxes Payable	5,187	36,052
Current Liabilities from Discontinued Operations (1)	—	4,859

	223,234	259,716
Retirement Plans Liabilities	80,388	81,121
Other Long-term Liabilities	22,492	18,352
Long-term Liabilities from Discontinued Operations (1)	—	679

	326,114	359,868
Shareholders’ Equity	1,229,174	1,361,187

	$1,555,288	$1,721,055

(1)	On August 1, 2007 Teradyne completed the sale of its Broadband Test Systems Division to Tollgrade Communications, Inc. The division's assets and liabilities have been included within discontinued operations.

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP income and non-GAAP income per share refer to income from continuing operations or income per common share from continuing operations excluding in-process research and development, restructuring and other, net, certain inventory provisions, certain other income and certain tax related items, as well as adjustments to profit sharing and taxes due to these exclusions. GAAP requires that these items be included in determining income from continuing operations. Non-GAAP income from continuing operations (which is the basis for non-GAAP income per share) gives an indication of Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside the Company’s ongoing operating results. The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses and credits, through providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

	Quarter Ended:						Twelve Months Ended:
(in millions, except per share data)	December 31, 2007		September 30, 2007		December 31, 2006		December 31, 2007		December 31, 2006
Gross Margin - GAAP	$118.6	45.5%	$144.2	48.2%	$119.8	46.3%	$513.4	46.6%	$651.9	48.1%
Inventory provision / (reversal) (1)	(0.6)		—		—		(1.1)		8.0

Gross Margin - non-GAAP	$118.0	45.3%	$144.2	48.2%	$119.8	46.3%	$512.3	46.5%	$659.9	48.7%

Income from Continuing Operations - GAAP	$17.2	6.6%	$35.2	11.8%	$12.9	5.0%	$71.9	6.5%	$208.2	15.3%
Inventory provision / (reversal) (1)	(0.6)		—		—		(1.1)		8.0
In-process research and development (2)	—		—		—		16.7		—
Restructuring and other, net (3)	(0.4)		(3.1)		0.8		(0.7)		(36.0)
Other income (4)	—		—		—		(1.8)		—
Profit sharing adjustment (5)	0.1		0.0		(0.2)		(1.5)		(0.6)
Income tax adjustment (6)	0.0		(0.4)		(0.6)		(0.3)		(0.1)
Tax benefit from gain on disposal of TCS (7)	—		—		—		—		(3.9)

Income from Continuing Operations - non-GAAP	$16.3	6.3%	$31.7	10.6%	$12.9	5.0%	$83.2	7.5%	$175.6	12.9%

GAAP Income per Common Share from Continuing Operations - Basic	$0.10		$0.19		$0.07		$0.39		$1.07

Non-GAAP Income per Common Share from Continuing Operations - Basic	$0.09		$0.17		$0.07		$0.45		$0.90

GAAP Weighted Average Common Shares - Basic	173.5		183.6		189.1		184.0		194.7
GAAP Income per Common Share from Continuing Operations - Diluted (8)	$0.10		$0.19		$0.07		$0.39		$1.06

Non-GAAP Income per Common Share from Continuing Operations - Diluted (8)	$0.09		$0.17		$0.07		$0.45		$0.90

GAAP Weighted Average Common Shares - Diluted (8)	173.8		185.3		190.3		185.4		204.4

(1)

For the quarter ended December 31, 2007 and the year ended December 31, 2007, cost of revenues included a credit of $0.6 million, and $1.1 million respectively, related to previously written off inventory in the Semiconductor Test Division. For the year ended December 31, 2006, cost of revenues included an inventory provision of $8.0 million for non-FLEX products in the Semiconductor Test Division.

(2)	In-process research and development charge from the acquisition of enabling test technology from MOSAID Technologies during the first quarter of 2007 for the Semiconductor Test Division.
(3)	Restructuring and other, net consists of (in millions):

	Quarter Ended:			Twelve Months Ended:
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Employee severance	$0.5	$2.3	$1.6	$6.5	$4.2
Facility related	1.6	—	—	1.6	(0.8)
Gain on sale of real estate	—	(3.6)	(0.8)	(3.6)	(39.2)
Insurance gain from Taiwan fire	(2.5)	(1.8)	—	(4.3)	—
Gain on sale of product lines	—	—	—	(0.9)	(0.4)
Long-lived asset impairment	—	—	—	—	0.1
Other	—	—	—	—	0.1

	$(0.4)	$(3.1)	$0.8	$(0.7)	$(36.0)

(4)	Recognition of fair value of an asset related to an equity investment.
(5)	To adjust the profit sharing calculation in accordance with the profit sharing plan for the non-GAAP items.
(6)	To adjust the tax provision for the non-GAAP items.
(7)

During the third quarter of 2006, in accordance with GAAP, there was a tax benefit recorded in continuing operations for finalization of the 2005 U.S. tax losses, with an offsetting tax provision in the gain on sale of TCS included in discontinued operations.

(8)

Teradyne had convertible debentures that matured in the fourth quarter of 2006. Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurred when earnings were greater than $0.24 per share per quarter:

	Quarter Ended:			Twelve Months Ended:
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Shares included in diluted shares	—	—	—	—	8.5
Net interest expense added back to net income	$—	$—	$—	$—	$8.3

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the world wide web at http://www.teradyne.com.

Contact:	Teradyne, Inc.

Tom Newman, 978-370-2425